Exhibit 10.11

Amendment to the

Commercial Lease

between:	IBM Immobilien GbR
Gaisbergstrasse 21
94469 Deggendorf, Germany
- Landlord -

and:	congatecAG
Auwiesenstrasse 5
94469 Deggendorf, Germany
- Tenant -

For the following building:  Auwiesenstrasse 5 94469 Deggendorf Germany

As an amendment to the Commercial Lease dated 12/31/2004 including modifications/amendments thereof dated 12/31/2004, 12/28/2006, 01/01/2009 and 01/20/2009 and the Amendment dated 12/15/2012, the following shall be agreed:

From 09/01/2013, commercial unit 2 shall be rented in addition on the first floor.

In the Amendment to the Commercial Lease dated 12/15/12, this space was already listed optionally in item 5 (but not charged).

In the last Amendment it was also mentioned that the installment for operating costs would be adjusted after accounting for 2012.

Thus, from 09/01/2013, the following rental payment shall apply:

Item	Rented space/description	m²	Rent / m²	Total rent	Total
1	Second floor- Commercial unit 1 part 1	616.07	7.00 €	4,312.49 €
2	Second floor- Commercial unit 1 part 2	283.43	7.00 €	1,984.01 €
3	First floor- Commercial unit 1 part 3	73.37	6.00 €	440.22 €
4	First floor- Commercial unit 1 part 4	62.29	7.00 €	436.03 €
	Total commercial unit 1			7,172.75 €	7,172.75 €

5	First floor - Commercial unit 2	155.17	4.00 €	620.68 €	620.68 €
6	Underground parking garage - Lump sum rent			1,000.00 €	1,000.00 €

	Net rent				8,793.43 €
7	Monthly operating costs installment				1,650.00 €

	Total net payment				10,443.43 €
	19% VAT				1,984..25 €

	Monthly gross payment				12,427.68 €

All other provisions of the Commercial Lease dated 12/31/2004 and its Amendments shall remain unaffected.

Deggendorf, 7/17/2013

/s/ Heinz Iglhaut	/s/ Gerhard Edi

IM Immobilien GbR	congatec AG

- Landlord — Heinz Iglhaut	Tenant — Gerhard Edi